Exhibit 10.1

ELEVENTH Amendment

to

AMENDED AND RESTATED Loan and security agreement

This Eleventh Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 25th day of September, 2020 by and between SILICON VALLEY BANK (“Bank”) and ASPEN AEROGELS, INC., a Delaware corporation (“Borrower”) whose address is 30 Forbes Road, Building B, Northborough, Massachusetts 01532.

Recitals

A.Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 3, 2014, as amended by that certain Consent and First Amendment to Amended and Restated Loan and Security Agreement dated as of August 19, 2016, as further amended by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of November 23, 2016, as further amended by that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of December 29, 2016, as further amended by that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of January 27, 2017, as further amended by that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of September 27, 2017, as further amended by that certain Consent and Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of January 25, 2018, as further amended by that certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of April 25, 2018, as further amended by that certain Eighth Amendment to Amended and Restated Loan and Security Agreement and First Amendment to Preemptive Forbearance and Conditional Waiver Agreement dated as of November 30, 2018, as further amended by that certain Ninth Amendment to Amended and Restated Loan and Security Agreement dated as of March 4, 2019, and as further amended by that certain Tenth Amendment to Amended and Restated Loan and Security Agreement dated as of March 3, 2020 (as amended, and as the same may from time to time be further amended, restated, amended and restated, modified and/or supplemented, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.4 (Payment of Interest on the Credit Extensions).  Subsection (a) Section 2.4 is amended in its entirety and replaced with the following:

“(a)Interest; Payment.  Each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the greater of (i) four percent (4.00%) and (ii) (A) for Prime Rate Advances, the Prime Rate plus the applicable Prime Rate Margin, and (B) during a Streamline Period, for LIBOR Advances, the LIBOR Rate plus the applicable LIBOR Rate Margin.  On and after the expiration of any Interest Period applicable to any LIBOR Advance outstanding on the date of the occurrence of an Event of Default or acceleration of the Obligations, the amount of such LIBOR Advance shall, during the continuance of such Event of Default, at the Bank’s option, bear interest at the Default Rate, unless Bank otherwise elects from time to time in its sole discretion to impose a smaller increase.  Pursuant to the terms hereof, interest on each Advance shall be paid in arrears on each Interest Payment Date.  On and after the expiration of any Interest Period applicable to any LIBOR Advance outstanding on the date when Borrower fails to maintain the Streamline Threshold and a Streamline Period is no longer in effect, at the Bank’s option, the amount of such LIBOR Advance shall bear interest at the Prime Rate plus the applicable Prime Rate Margin.  Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof.  All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.  Notwithstanding anything to the contrary contained herein, LIBOR Advances shall only be available to Borrower during a Streamline Period.”

2.2Section 6.9 (Financial Covenants).  Section 6.9 is amended in its entirety and replaced with the following:

“6.9Financial Covenant.  Borrower shall achieve, measured as of the end of each fiscal quarter during the following periods, EBITDA of at least (loss not worse than) the following for the following periods:

Period	Minimum EBITDA (maximum loss)
Trailing three (3) month period ending March 31, 2020	($4,500,000)
Trailing six (6) month period ending June 30, 2020	($6,500,000)
Trailing nine (9) month period ending September 30, 2020	($5,000,000)
Trailing twelve (12) month period ending December 31, 2020	($7,000,000)”

2.3Section 13 (Definitions).  The following term and its definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

““Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, plus (b) eighty percent (80%) of Eligible Foreign Accounts (provided, however, Eligible Foreign Accounts that are billed in a Foreign Currency shall have an advance rate of seventy percent (70%); provided, further, that to the extent Eligible Foreign Accounts include BASF Receivables, such calculation shall be net of any credits Borrower is required to provide to BASF in connection with the BASF Receivables due to each Pre-Payment pursuant to the Supply Agreement; and provided, further, that to the extent Eligible Foreign Accounts include PTT LNG Receivables, such calculation shall be net of any credits Borrower is required to provide to Saipem S.A., CTCI Corporation, and/or SPCC Joint Venture in connection with the PTT LNG Receivables due to each prepayment pursuant to the PTT LNG Supply Agreement), provided, that, the availability under this subsection (b) plus the availability under subsection (c) below shall not exceed seventy-five percent (75%) of the Borrowing Base, plus (c) (i) when a Streamline Period is not in effect, the lesser of eighty percent (80%) of Eligible Specified Accounts or One Million Dollars ($1,000,000) and (ii) during a Streamline Period, eighty percent (80%) of Eligible Specified Accounts (and with respect to subsections (c)(i) and (c)(ii) hereof, when added to the availability under subsection (b) above, in each case subject to the overall cap set forth in subsection (b) above), as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank in Bank’s sole discretion based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that Bank may decrease the foregoing amounts and percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.”

2.4Section 13 (Definitions).  The following new defined terms are hereby inserted in Section 13.1, each in the appropriate alphabetical order:

““PTT LNG” means PTT LNG Company Limited, a company organized under the laws of Thailand, its affiliates, assignees or designees.”

““PTT LNG Receivables” means Accounts owing from Saipem S.A., CTCI Corporation, and/or SPCC Joint Venture to Borrower from sales pursuant to the PTT LNG Supply Agreement which constitute Eligible Foreign Accounts.”

““PTT LNG Supply Agreement” means that certain purchase order dated March 11, 2019 and accepted April 11, 2019 by and between Borrower and Saipem S.A. and CTCI Corporation collectively as SPCC Joint Venture for supply of products for use in an LNG Terminal project of PTT LNG, as amended, modified, supplemented or restated from time to time.”

2.5Exhibit B (Compliance Certificate).  The Compliance Certificate attached to the Loan Agreement as Exhibit B is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit B attached hereto.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 2, 2020, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6.No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

7. Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.Fees and Expenses.  Borrower agrees to promptly pay Bank, upon receipt of an invoice, Bank’s legal fees and expenses incurred in connection with this Amendment.

10.Effectiveness.  As a condition precedent to the effectiveness of this Amendment and the Bank’s obligation to make further Advances under the Revolving Line, the Bank shall have received the following documents prior to or concurrently with this Amendment, each in form and substance reasonably satisfactory to Bank:

10.1this Amendment duly executed on behalf of Borrower;

10.2the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by Guarantor;

10.3Borrower’s payment of a fully earned, non-refundable amendment fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500), payable in full on the date hereof; and

10.4such other documents as Bank may reasonably request.

11.Post-Closing Requirements.  Within thirty (30) days after the date of this Amendment, Borrower shall deliver to Bank (i) evidence satisfactory to Bank that the insurance policies and endorsements required by Section 6.7 of the Loan Agreement are in full force and effect and (ii) long form good standing certificates of Borrower and Guarantor, certified by the jurisdiction of organization or formation of Borrower and Guarantor, respectively, each as of a date no earlier than thirty (30) days prior to the date of delivery.  Failure to comply with the foregoing requirements within the time period noted, or such longer period as Bank may agree in its sole discretion, shall constitute an Event of Default for which no grace or cure period shall apply.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK By: /s/Megan Wood Name: Megan Wood Title: Vice President	ASPEN AEROGELS, INC. By: /s/John F. Fairbanks Name: John Fairbanks Title: Chief Financial Officer

Schedule 1

ACKNOWLEDGMENT OF AMENDMENT
AND REAFFIRMATION OF GUARANTY

Section 1.Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Eleventh Amendment to Amended and Restated Loan and Security Agreement dated as of the date hereof (“the “Amendment”).

Section 2.Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instruction delivered in connection herewith.

Section 3.Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of September 25, 2020.

[Signature Page Follows]

GUARANTOR:	ASPEN AEROGELS RHODE ISLAND, LLC

By: /s/John F. Fairbanks

Name: John Fairbanks

Title: Chief Financial Officer

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:SILICON VALLEY BANKDate:
FROM:  ASPEN AEROGELS, INC.

The undersigned authorized officer of Aspen Aerogels, Inc. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (as amended and in effect, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Quarterly financial statements	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 150 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, and Deferred Revenue reports	Monthly within 20 days	Yes No
Borrowing Base Reports	15th and last Business Day of each month (monthly within 20 days when a Streamline Period is in effect) and with each request for a Credit Extension;	Yes No
Projections	FYE within 30 days	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum EBITDA	*	$	Yes No

*See Section 6.9

Performance Pricing		Applies

Adjusted Quick Ratio at least 1.50:1.00	Prime + 0.75% (Eligible Accounts) or Prime + 1.25% (Eligible Foreign Accounts); LIBOR + 3.75% (Eligible Accounts) or LIBOR +4.25% (Eligible Foreign Accounts)	Yes No
Adjusted Quick Ratio less than 1.50:1.00	Prime + 1.50% (Eligible Accounts); Prime + 2.00% (Eligible Foreign Accounts)	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ASPEN AEROGELS, INC. By: Name: Title:

BANK USE ONLY

Received by: _____________________
authorized signer

Date: _________________________

Verified: ________________________
authorized signer

Date: _________________________

Compliance Status:Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

I.EBITDA (Section 6.9)

Required:	Borrower shall achieve, measured as of the end of each fiscal quarter during the following periods, EBITDA of at least (loss not worse than) the following for the following periods:

Period	Minimum EBITDA (maximum loss)
Trailing three (3) month period ending March 31, 2020	($4,500,000)
Trailing six (6) month period ending June 30, 2020	($6,500,000)
Trailing nine (9) month period ending September 30, 2020	($5,000,000)
Trailing twelve (12) month period ending December 31, 2020	($7,000,000)

Actual:

A.	Net Income	$
B.	To the extent included in the determination of Net Income
	1.The provision for income taxes	$
	2.Depreciation expense	$
	3.Amortization expense	$
	4.Net Interest Expense	$
	5.Non-cash stock compensation expense	$
	6.The sum of lines 1 through 5	$
C.	EBITDA (line A plus line B.6)

Is line C equal to or greater than $___________?

  No, not in compliance  Yes, in compliance